AMENDMENT NO. 1 TO INVESTMENT ADVISORY AGREEMENT

     This Amendment No. 1 to the Investment Advisory Agreement (the "Agreement") dated December 8, 2000, by and between Met Investors Advisory Corp. (now known as Met Investors Advisory LLC) (the "Manager") and J.P. Morgan Investment Management, Inc. (the "Adviser") with respect to the J.P. Morgan Quality Bond Portfolio ("Portfolio"), is entered into effective the 1st day of January, 2003.

     WHEREAS  the  Agreement   provides  for  the  Adviser  to  provide  certain
investment advisory services to the Manager, for which the Adviser is to receive agreed upon fees; and

     WHEREAS the Manager and the Adviser desire to make certain changes to the Agreement;

     NOW, THEREFORE, the Manager and the Adviser hereby agree that the Agreement is amended as follows:

         1. Schedule A of the Agreement hereby is amended to change the Adviser's fee to the following:

------------------- ---------------------------------------------------------
                                  Percentage of average daily net assets
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  J.P. Morgan Quality Bond        0.25% of the first $200 million of
                                  such assets, plus 0.25% of such
                                  assets over $200 million up to $400
                                  million, plus 0.20% of such assets over
                                  $400 million
-------------------- ---------------------------------------------------------


         2. All other terms and conditions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the 1st day of January, 2003.


                                  MET INVESTORS ADVISORY LLC

                                  By:
                                  -----------------------------------
                                  Authorized Officer


                                 J.P. MORGAN INVESTMENT MANAGEMENT, INC.

                                 By:
                                  -----------------------------------
                                  Authorized Officer